Exhibit 99.1

Aytu BioScience Provides Fiscal Third Quarter 2018 Business Update - Live Conference Call and Webcast Today at 4:30 pm ET

ENGLEWOOD, CO, May 14, 2018 /ACCESSWIRE/ -- Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty life sciences company focused on global commercialization of novel products in the field of urology, today provided an overview of its business, including the company's operational and financial results for its fiscal third quarter ended March 31, 2018.  The company will host a live conference call and webcast today at 4:30 p.m. ET.  Conference call details are provided at the end of this press release.

Q3 2018 Operational Highlights

•	Grew Natesto® paid prescriptions to 2,300 in the quarter ending March 31, 2018, bringing total year-to-date paid prescriptions to 5,168, 219% growth over the same period last year

•	Launched the Natesto Support Program (NSP) and announced that through just the first nine weeks of implementation:

•	63% of all enrolled patients who have been previously treated with a topical testosterone replacement therapy have been approved for Natesto treatment by payors through the NSP
•	70% of patients who have had their prescription claim adjudicated at one specific large national payor, have been approved for Natesto treatment
•	Overall and across all enrolled patients, coverage for Natesto through the NSP has improved by approximately 21% at this early stage of implementation

•	Presented new research findings for Natesto at the Endocrine Society's 100th Annual Meeting

•	Received market registration for the MiOXSYS® system for male infertility in Mexico

•	Completed an underwritten public offering for total gross proceeds of $12.9 million

Josh Disbrow, Chief Executive Officer of Aytu BioScience commented, “During the quarter, we made solid progress toward our stated goals of increasing Natesto paid prescriptions, increasing product revenues to reflect lower discounting and patient couponing levels, and continuing to build clinical support that differentiates Natesto from other marketed testosterone replacement therapies. First, we launched the Natesto Support Program to capture more prescription reimbursement. In the first nine weeks since the launch of this program, 63% of all enrolled patients, who have been previously treated with a topical testosterone replacement therapy, have been approved for Natesto treatment by payors through the program. Second, we began actively pursuing third party payors to more broadly cover Natesto. During the quarter we have formally proposed contract terms with multiple payors and have received a favorable, initial response from one particularly large national plan. Third, we continued to invest in increasing the body of clinical evidence supporting Natesto's distinct efficacy and safety profile. We initiated a clinical study, at the University of Miami, studying Natesto’s effect on spermatogenesis in hypogonadal men, for which we expect completion in the second half of fiscal 2019. Finally, the company presented new research findings at the Endocrine Society's 100th annual meeting, illustrating additional safety benefits of Natesto.”

Mr. Disbrow added, “As a result of the early progress with the Natesto Support Program, we are realizing a significantly higher percentage of revenue-generating prescriptions. Although, a step-change in the revenue line was expected to occur as a result of the significant voucher and coupon utilization that concluded in Q3, upon the discontinuation of vouchers and zero-revenue prescriptions on April 1, 2018, the early results demonstrate that the company’s combined strategy is working and is yielding the positive results we anticipated. Already in April we have seen a significant increase in Natesto revenue over January, February, and March, and we anticipate continued growth as we progress into this next phase of the Natesto launch.”

Q3 2018 Financial Results

Cash and cash equivalents totaled approximately $12.1M as of March 31, 2018.

Revenue for the third quarter of 2018 was $607,000, which reflects the resetting of patient insurance deductibles in January, along with significant Natesto prescription discounting and vouchering that ended on March 31, 2018.

Sales, general, and administrative expenses for the quarter were $4,637,000, which is in line with the same period last year.

Cash used in operations for the quarter was $4,078,000.

Conference Call Information

The company will host a live conference call at 4:30 p.m. ET today.  The conference call can be accessed by dialing either:

1 (877) 407-9124 (toll-free)

1 (201)689-8584 (international)

The webcast will be accessible live during the conference call and archived on Aytu BioScience's website, within the Investors section under Corporate Presentations & Media, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1 (877) 481-4010 (toll-free) or 1 (919) 882-2331 (international) and using the replay access code 29628.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty life sciences company focused on global commercialization of novel products in the field of urology, with a focus on products addressing vitality, sexual wellness, and reproductive health. The company currently markets two prescription products in the U.S.: Natesto®, the second and only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T") and ProstaScint® (capromab pendetide), the only FDA-approved imaging agent specific to prostate specific membrane antigen (PSMA) for prostate cancer detection and staging. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS® is commercialized outside the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within growing markets. For more information visit aytubio.com. Aytu also now owns wholly-owned subsidiary Aytu Women's Health (formerly Nuelle, Inc.), a personal health and wellness company focused on women's sexual wellbeing and intimacy. Aytu Women's Health markets Fiera, a personal care device for women that is scientifically proven to enhance physical arousal and sexual desire. Fiera is a consumer device and is not intended to treat, mitigate, or cure any disease or medical condition. For more information about the Fiera personal care device visit fiera.com.

Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words ''anticipate,'' ''believe,'' ''estimate,'' ''upcoming,'' ''plan,'' ''target'', ''intend'' and ''expect'' and similar expressions, as they relate to Aytu BioScience, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the company and are subject to a number of risks, uncertainties, and other factors that could cause the company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact for Investors:

James Carbonara
Hayden IR

(646)-755-7412
james@haydenir.com

Aytu BioScience, Inc.

Consolidated Balance Sheets

	March 31,	June 30,
	2018	2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$12,006,069	$802,328
Restricted cash	75,728	75,214
Accounts receivable, net	732,476	528,039
Inventory, net	883,820	1,312,221
Prepaid expenses and other	896,899	310,760
Total current assets	14,594,992	3,028,562

Fixed assets, net	260,742	647,254
Developed technology, net	19,286	1,337,333
Customer contracts, net	-	77,667
Trade names, net	2,500	164,037
Natesto asset, net	8,242,029	9,231,072
Goodwill	-	238,426
Patents, net	252,278	271,278
Deposits	2,888	2,888
Total long-term assets	8,779,723	11,969,955

Total assets	$23,374,715	$14,998,517

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and other	$3,199,323	$2,220,400
Accrued liabilities	211,415	782,536
Accrued compensation	898,155	339,704
Current deferred rent	3,119	6,673
Current contingent consideration	29,893	261,155
Total current liabilities	4,341,905	3,610,468

Long-term contingent consideration	6,162,337	7,386,782
Long-term deferred rent	-	1,451
Warrant derivative liability	120,146	-
Total liabilities	10,624,388	10,998,701

Commitments and contingencies

Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued and outstanding 0 and 0, respectively as of
March 31, 2018 and June 30, 2017	-	-
Common Stock, par value $.0001; 100,000,000 shares authorized; shares issued and outstanding 35,820,069 and 824,831, respectively as of
March 31, 2018 and June 30, 2017	3,582	82
Additional paid-in capital	92,551,906	73,069,463
Accumulated deficit	(79,805,161)	(69,069,729)
Total stockholders' equity	12,750,327	3,999,816

Total liabilities and stockholders' equity	$23,374,715	$14,998,517

Aytu BioScience, Inc.

Consolidated Statements of Operations

Unaudited

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

Product revenue	$607,473	$893,548	$2,734,995	$2,385,701
Total revenue	607,473	893,548	2,734,995	2,385,701

Operating expenses
Cost of sales	1,136,833	324,438	1,809,445	1,067,654
Research and development	114,141	279,049	(22,391)	774,526
Research and development - related party	-	291,963	-	387,960
Sales, general and administrative	4,637,495	4,385,145	13,809,264	13,732,226
Sales, general and administrative - related party	-	35,767	-	137,311
Impairment of intangible assets	1,856,020	-	1,856,020	-
Amortization of intangible assets	387,606	437,013	1,157,258	1,311,043
Total operating expenses	8,132,095	5,753,375	18,609,596	17,410,720

Loss from operations	(7,524,622)	(4,859,827)	(15,874,601)	(15,025,019)

Other (expense) income
Interest (expense)	(186,629)	(80,722)	(572,155)	(884,187)
Derivative income	3,139,971	16,662	3,957,756	212,809
Unrealized gain on investment	-	-	-	230,936
(Loss) on investment	-	(292,455)	-	(292,455)
Other gain	1,753,568	-	1,753,568	-
Total other (expense)	4,706,910	(356,515)	5,139,169	(732,897)
Net loss	$(2,817,712)	$(5,216,342)	$(10,735,432)	$(15,757,916)

Weighted average number of
common shares outstanding	11,855,413	546,931	5,009,545	378,118

Basic and diluted net loss
per common share	$(0.24)	$(9.54)	$(2.14)	$(41.67)

Aytu BioScience, Inc.

Consolidated Statements of Cash Flows

Unaudited

	Nine Months Ended March 31,
	2018	2017

Cash flows from operating activities
Net loss	$(10,735,432)	$(15,757,916)
Adjustments to reconcile net loss to cash used in operating activities
Stock-based compensation expense	288,010	2,241,989
Depreciation, amortization and accretion	1,975,448	2,263,975
Other gain	(1,753,568)	-
Issuance of restricted stocks	158,585	655,416
Impairment of intangible assets	1,856,020	-
Issuance of warrants	179,287	-
Derivative income	(3,957,756)	(212,809)
Amortization of prepaid research and development - related party	-	335,454
Loss on investment	-	61,519
Common stock issued to executives	-	509,996
Issuance of warrants to initial investors	-	596,434
Gain on sale of asset	-	(428,374)
Warrant amendment	4,633	1,507
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(204,437)	(180,110)
Decrease in inventory	428,401	290,984
(Increase) in prepaid expenses and other	(586,139)	(126,555)
Decrease (increase) in accounts payable and other	967,641	(307,854)
(Decrease) in accrued liabilities	(571,121)	(146,290)
Decrease (increase) in accrued compensation	558,451	(355,359)
(Decrease) in deferred rent	(5,005)	(2,775)
Net cash used in operating activities	(11,396,982)	(10,560,768)

Cash flows used in investing activities
Purchases of fixed assets	(74,707)	(53,435)
Contingent consideration payment	(7,385)	-
Purchase payment for Natesto asset	-	(6,000,000)
Sale of investment in Acerus	-	1,071,707
Sale of investment in Acerus cost	-	(91,864)
Installment payments for Primsol asset	-	(750,000)
Sale of Primsol asset	-	1,750,000
Net cash used in investing activities	(82,092)	(4,073,592)

Cash flows from financing activities
Issuance of preferred, common stock and warrants	11,839,995	-
Issuance costs related to preferred, common stock and warrants	(1,402,831)	-
Issuance of preferred, common stock and warrants	12,900,020	-
Issuance costs related to preferred, common stock and warrants	(1,294,235)	-
Warrant exercises	640,380	-
Issuance of common stock to Lincoln Park Capital	-	631,481
Costs related to sale of common stock	-	(24,247)
Warrant tender offer	-	2,243,281
Warrant tender offer cost	-	(332,567)
Registered offering	-	8,602,500
Registered offering costs	-	(997,865)
Over-allotment warrants purchased by placement agents	-	2,852
Net cash provided by financing activities	22,683,329	10,125,435

Net change in cash, cash equivalents and restricted cash	11,204,255	(4,508,925)
Cash, cash equivalents and restricted cash at beginning of period	877,542	8,054,190
Cash, cash equivalents and restricted cash at end of period	$12,081,797	$3,545,265

Warrants issued to investors and underwriters	$4,117,997	$-
Contingent consideration included in accounts payable	$11,283	$-
Warrant exercise of derivative warrants	$40,096	$-
Earn-out payment to Nuelle Shareholders	$250,000	$-
Fixed asset purchases included in accounts payable	$-	$58,683
Warrants issued in connection with the equity financing to the placement agents	$-	$292,630
Warrants amended in connection with warrant tender offer	$-	$63,183